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                                                                    Exhibit (21)

                               McGRAW-HILL, INC.

Subsidiaries of Registrant
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Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill's subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

                                                                       State or                         Percentage
                                                                     Jurisdiction                       of Voting
                                                                          of                            Securities
                                                                     Incorporation                        Owned
                                                                     -------------                      ----------
McGraw-Hill, Inc.                                                    New York                           Registrant
CM Research, Inc.                                                    New York                              100
Capitol Radio Engineering
    Institute, Inc.                                                  Delaware                              100
  *National Radio Institute                                          Delaware                              100
Columbia Computing Services, Inc.                                    Delaware                              100
Computer and Communications
    Information Group, Inc.                                          New Jersey                            100
DRI Europe, Inc.                                                     Delaware                              100
Editorial McGraw-Hill/Interamericana
    del Caribe, Inc.                                                 New York                              100
International Advertising/
    McGraw-Hill, Inc.                                                Delaware                              100
J.J. Kenny Company, Inc.                                             New York                              100
  *J.J. Kenny Drake, Inc.                                            New York                              100
  *Kenny Services, Inc.                                              New York                              100
Liberty Brokerage Investment Corp.                                   Delaware                               25
McGraw-Hill Broadcasting
    Company, Inc.                                                    New York                              100
McGraw-Hill Capital, Inc.                                            New York                              100
  *International Valuation
    Services, Inc.                                                   Delaware                               40
McGraw-Hill Financial
    Publications, Inc.                                               Delaware                              100
McGraw-Hill International
    Enterprises, Inc.                                                New York                              100
McGraw-Hill News Bureaus, Inc.                                       New York                              100
McGraw-Hill Publications Overseas
    Corporation                                                      New York                              100
MMS International                                                    Nevada                                100
Money Market Directories, Inc.                                       New York                              100
Rock-McGraw, Inc.                                                    New York                               45
Shepard's/McGraw-Hill, Inc.                                          Delaware                              100
S&P ComStock, Inc.                                                   New York                              100
Standard & Poor's International
    Ratings, Ltd.                                                    New York                              100

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

                                                                       State or                         Percentage
                                                                     Jurisdiction                       of Voting
                                                                          of                            Securities
                                                                     Incorporation                        Owned
                                                                     -------------                      ----------
Standard & Poor's Ltd.                                               Delaware                              100
Standard & Poor's Securities, Inc.                                   Delaware                              100
Tower Group International, Inc.                                      New York                              100
Calificadora de Valores,
  S.A. de C.V.                                                       Mexico                                100
Columbia Administration Software
    Publishing Corporation                                           British Columbia                      100
Columbia Computing Services, Ltd.                                    Canada                                100
Editora McGraw-Hill de
  Portugal, Ltda.                                                    Portugal                              100
Editorial Interamericana, S.A.                                       Colombia                              100
Editoriales Pedagogicas
  Associadas, S.A.                                                   Guatemala                             100
McGraw-Hill Book Company Australia
    Pty. Limited                                                     Australia                             100
  *McGraw-Hill Book Company
     New Zealand, Pty. Limited                                       New Zealand                           100
  *Standard & Poor's (Australia)
    Pty. Ltd.                                                        Australia                             100
McGraw-Hill Data Services -
  Ireland, Ltd.                                                      Ireland                               100
McGraw-Hill Holdings (U.K.) Limited                                  Great Britain                         100
   *McGraw-Hill International
   (U.K.) Limited                                                    Great Britain                         100
McGraw-Hill Information Systems
    Company of Canada Limited                                        Ontario, Canada                       100
McGraw-Hill/Interamericana
    de Chile Limitada                                                Chile                                 100
McGraw-Hill/Interamericana
    de Espana, S.A.                                                  Spain                                 100
  *Standard & Poor's Espana, S.A.                                    Spain                                 100
McGraw-Hill/Interamericana de Mexico,
    S.A. de C.V.                                                     Mexico                                100
  *Ediciones Pedagogicas, S.A. de C.V.                               Mexico                                100
McGraw-Hill/Interamericana de Venezuela
    S.A.                                                             Venezuela                             100
McGraw-Hill/Interamericana, S.A.                                     Panama                                100
  *Editora McGraw-Hill de Espana S.A.                                Panama                                100
McGraw-Hill Libri Italia                                             Italy                                 100
McGraw-Hill Ryerson Limited                                          Ontario, Canada                        70
Medical China Publishing Limited                                     Hong Kong                              25
MHFSCO, Ltd.                                                         United States
                                                                     Virgin Islands                        100

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
                                                                       State or                         Percentage
                                                                     Jurisdiction                       of Voting
                                                                          of                            Securities
                                                                     Incorporation                        Owned
                                                                     -------------                      ----------
Nueva Editorial Interamericana,
   S.A. de C.V.                                                      Mexico                                100
Nordisk Rating AB                                                    Sweden                                100
Science Research Associates, Pty., Ltd.                              Australia                             100
Science Research Associates, Limited                                 United Kingdom                        100
Standard & Poor's - ADEF                                             France                                 50
Standard & Poor's International, S.A.                                Belgium                               100
Tata McGraw-Hill Publishing Company
  Private Limited                                                    India                                  40



*Subsidiary of a subsidiary.

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